UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported) June 8, 2023 (June 7, 2023)
Commission File Number 1-3671
GENERAL DYNAMICS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware			13-1673581
State or other jurisdiction of incorporation or organization			I.R.S. Employer Identification No.

11011 Sunset Hills Road	Reston,	Virginia	20190
Address of principal executive offices			Zip code

(703) 876-3000
Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	GD	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company		☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of
Certain Officers; Compensatory Arrangements of Certain Officers.

On June 7, 2023, the board of directors (the “Board”) of General Dynamics Corporation (the “Company”) elected Charles W. Hooper as a member of the Board, effective immediately. There is no arrangement or understanding between Mr. Hooper and any other person pursuant to which Mr. Hooper was elected as a director. At this time, the Company is not aware of any transactions that would require disclosure under Item 404(a) of Regulation S-K. Mr. Hooper has not yet been appointed to any committees of the Board.
Mr. Hooper will receive the same compensation as the other non-employee directors as disclosed in the Company’s proxy statement for the 2023 annual meeting of shareholders, filed with the Securities and Exchange Commission on March 24, 2023. A copy of the press release announcing the election of Mr. Hooper is attached as Exhibit 99.1 to this Form 8-K and incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits.
(d)     Exhibits

99.1	General Dynamics press release, dated June 7, 2023, announcing the election of Charles W. Hooper to the board of directors
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENERAL DYNAMICS CORPORATION

	By:	/s/ Gregory S. Gallopoulos
Gregory S. Gallopoulos Senior Vice President, General Counsel and Secretary (Authorized Officer)

Dated: June 8, 2023